Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Zinco Do Brasil, Inc. (the “Company”) on Form 10-K for the year ended May 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Ryan Hart, as vice Chairman of the Board and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1) The Report fully complies with the requirements of section 13 (a) or 15 (d), as applicable of the Securities Exchange Act of 1934: and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 13, 2013	/s/ Daniel J. Kunz
Daniel J. Kunz
Vice Chairman of the Board and Chief Financial Officer (Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to Zinco Do Brasil, Inc. and will be retained by Zinco Do Brasil, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.